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
                                   Exhibit 21

                   Subsidiaries of Mcglen Internet Group, Inc.
                   -------------------------------------------

                                            Jurisdiction of
Name of Subsidiary                          Organization                 Percentage Ownership
------------------                          ------------                 --------------------

Mcglen Micro, Inc.                          California                           100%

AMT Components, Inc.                        California                           100%

Western Technologies, Inc.                  California                           100%

Adrenalin Entertainment, Inc.               California                           100%
(name holding subsidiary only)
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